Exhibit 10.34
IN THE UNITED STATES COURT OF APPEALS FOR THE FEDERAL CIRCUIT

AMBER RESOURCES COMPANY, AERA	)
ENERGY LLC, OGLE PETROLEUM INC.,	)
OLAC RESOURCES LLC, POSEIDON	)
PETROLEUM LLC, TOTAL E&P USA, INC.,	)
PLAINS EXPLORATION & PRODUCTION CO.,	)
NOBLE ENERGY, INC., ANADARKO E&P	)
COMPANY LP, and DEVON ENERGY	)
PRODUCTION COMPANY, L.P., and NYCAL	)
OFFSHORE DEVELOPMENT CORPORATION,	)
)
Plaintiffs,	)
)
and	)
)
DELTA PETROLEUM CORPORATION,	)
)
Plaintiff-Cross Appellant,	)
)
v.	)	2009-5072, -5082
)
UNITED STATES,	)
)
Defendant-Appellant.	)
SETTLEMENT AGREEMENT
     For the purpose of disposing of all claims by plaintiff, Delta Petroleum Corporation (“Delta”), relating to Lease OCS-P 0452 without any further judicial proceedings and without there being any trial or adjudication of any issue of law or fact, and without constituting an admission of liability on the part of the defendant, and for no other purpose, Delta and the United States of America stipulate and agree as follows:
          1. On or about July 1, 1981, the Department of the Interior (“Interior” or “agency”), issued Lease OCS-P 0452 (“Lease 452”), located off the California coast, to certain oil and gas exploration companies. Lease 452 generally permits the lessee(s) to explore for and develop oil and gas resources, subject to the requirements of certain statutes and regulations. In 2001, Delta acquired a 100 percent record ownership interest in Lease 452.
          2. In 1990, Congress amended section 1456(c)(1) of the Coastal Zone Management Act (“CZMA”), one of the statutes incorporated into Lease 452. In June 2001, the United States District Court for the Northern District of California ruled that the amended section 1456(c)(1) required Interior’s Minerals Management Service (“MMS”), prior to granting a lease “suspension,” to provide a determination that the suspension is consistent to the maximum extent practicable with California’s coastal management program. California v. Norton, 150 F. Supp. 2d 1046 (N.D. Cal. 2001), aff’d, 311 F.3d 1162 (9th Cir. 2002). The district court ordered MMS to set aside existing suspensions of a number of leases, including Lease 452, and to direct suspensions of the leases to comply with the court’s interpretation of the statute. In July 2001, MMS directed the suspension of Lease 452.
          3. In January 2002, Delta, along with other similarly situated plaintiffs, filed suit in the Court of Federal Claims alleging breach of contract.
          4. On November 17, 2005, the Court of Federal Claims held that the United States breached the lawsuit leases, including Lease 452, giving the lessees a right to rescission and restitution of the initial lease payments. Thereafter, the United States sought reconsideration of the trial court’s ruling as to Lease 452, alleging that Delta waived its right to pursue rescission by electing to continue performance of Lease 452, and that the drainage of oil from Lease 452 prevented Delta from returning it in substantially the same condition as when it was leased.
          5. On February 25, 2009, the Court of Federal Claims granted the motion for reconsideration in part, and denied it in part. The trial court held that Delta was entitled to rescission, and could return Lease 452 in substantially the same condition. The court awarded the United States an offset of $555,000, and entered judgment for Delta in the amount of $91,431,300.
          6. On April 24, 2009, the United States appealed to the Court of Appeals for the Federal Circuit. Delta cross-appealed.
          7. The Federal Circuit selected the appeal for participation in its mediation program and, with the assistance of a mediator, the parties entered into negotiations designed to resolve this case amicably. As a result of that mediation, Delta offered to settle this case with respect to Lease 452 in exchange for payment by the United States in the amount of sixty-five million dollars ($65,000,000.00), inclusive of interest, with each party to bear its own costs, attorney fees, and expenses.
          8. Delta’s offer has been accepted on behalf of the Attorney General.
          9. Upon payment by the United States of the settlement amount set forth in paragraph 7, Delta and the United States agree to stipulate to the dismissal of this case with respect to Lease 452 with prejudice. The parties agree to file a stipulation for the dismissal of their appeal and cross appeal in the form attached as Exhibit A.
          10. The United States Department of Justice will request expeditious approval, processing, and payment by the Department of the Treasury of the settlement amount set forth in paragraph 7.
          11. Upon payment by the United States of the settlement amount set forth in paragraph 7, Delta releases, waives, and abandons all claims against the United States, its political subdivisions, its officers, agents, and employees, arising out of or related to Lease 452, regardless of whether they were included in the complaint, including but not limited to any claims for costs, expenses, attorney fees, and damages of any sort. Upon payment of the settlement amount set forth in paragraph 7, Delta further releases, waives, and abandons any interest in Lease 452. Delta agrees that its action under this paragraph constitutes a relinquishment pursuant to 30 C.F.R. § 256.76.
          12. Upon payment of the settlement amount set forth in paragraph 7, and subject to paragraph 14, the United States releases, waives, and abandons all claims against Delta arising out of or related to Lease 452, except for fraud, regardless of whether they were included in the pleadings, including but not limited to any claims for costs, expenses, attorney fees, and damages of any sort.
          13. The Department of the Interior is not aware of any claims pursuant to 31 U.S.C. § 3728 regarding this matter and will not request any delay, reduction, or withholding of payment in full by the United States of the settlement amount set forth in paragraph 7.
          14. This agreement is in no way related to or concerned with income or other taxes for which Delta is now liable or may become liable in the future as a result of this agreement.
          15. Delta warrants and represents that no other action or suit arising out of or related to Lease 452 is pending or will be filed or submitted against the United States by Delta in any other court, legislative body, or administrative body or agency. Delta further warrants and represents that although it has assigned certain rights to receive litigation proceeds, it is the sole owner of Lease 452 and the claims that are the subject of this agreement, and that no assignment or transfer of Lease 452 or these claims or any part thereof has been made. Should there now or in the future be any violation of the warranties and representations set forth in this paragraph, any amount paid by the United States pursuant to this agreement shall be refunded promptly by Delta, together with interest thereon at the rates provided in 41 U.S.C. § 611, computed from the date the United States makes payment.
          16. This agreement is for the purpose of settling this case with respect to Lease 452, and for no other. Accordingly, except as may be necessary to effect or enforce the terms of this agreement, this agreement shall not bind the parties, nor shall it be cited or otherwise referred to, in any proceedings, whether judicial or administrative in nature, in which the parties or counsel for the parties have or may acquire an interest.
          17. Delta’s counsel represents that he has been and is authorized to enter into this agreement on behalf of Delta.
          18. This document constitutes a complete integration of the agreement between the parties and supersedes any and all prior oral or written representations, understandings or agreements among or between them.

          Dated this 16th day of December 2009.

THE UNITED STATES OF AMERICA
By:

/s/ JEANNE E. DAVIDSON

JEANNE E. DAVIDSON
Director

DELTA PETROLEUM CORPORATION	/s/ PATRICIA M. McARTHY

By:	PATRICIA M. McCARTHY
Assistant Director

/s/ STEVEN J. ROSENBAUM	/S/ GREGG M. SCHWIND
STEVEN J. ROSENBAUM	GREGG M. SCHWIND
Covington & Burling LLP	Trial Attorney
1201 Pennsylvania Avenue, N.W.	Commercial Litigation Branch
Washington, D.C. 20004	Civil Division
(202) 662-5568	Department of Justice
1100 L Street, N.W.
Attn: Classification Unit
8th Floor
Washington, D.C. 20530
Tel. (202) 353-2345

Counsel for Delta Petroleum Corporation	Attorneys for the United States of America

December 16, 2009	December 16, 2009

Exhibit A
IN THE UNITED STATES COURT OF APPEALS
FOR THE FEDERAL CIRCUIT

AMBER RESOURCES COMPANY, AERA	)
ENERGY LLC, OGLE PETROLEUM INC.,	)
OLAC RESOURCES LLC, POSEIDON	)
PETROLEUM LLC, TOTAL E&P USA, INC.,	)
PLAINS EXPLORATION & PRODUCTION CO.,	)
NOBLE ENERGY, INC., ANADARKO E&P	)
COMPANY LP, and DEVON ENERGY	)
PRODUCTION COMPANY, L.P., and NYCAL	)
OFFSHORE DEVELOPMENT CORPORATION,	)
)
Plaintiffs,	)
)
and	)
)
DELTA PETROLEUM CORPORATION,	)
)
Plaintiff-Cross Appellant,	) )
v.	)	2009-5072, -5082
)
UNITED STATES,	)
)
Defendant-Appellant.	)
STIPULATION OF DISMISSAL
     The parties to this appeal, having settled the dispute that is the subject of this appeal and cross appeal, jointly stipulate pursuant to Fed. R. App. P. 42(b) to the dismissal with prejudice of their appeal and cross-appeal. No costs, attorney fees, or expenses are to be awarded to either party.

Respectfully submitted,

Steven J. Rosenbaum
TONY WEST	Counsel of Record
Assistant Attorney General	COVINGTON & BURLING LLP
1201 Pennsylvania Ave., N.W.
JEANNE E. DAVIDSON	Washington, D.C. 20004-2401
Director	Tel. (202) 662-5568
Fax. (202) 778-5568

Counsel for Plaintiff-Cross-Appellant
PATRICIA M. MCCARTHY	Delta Petroleum Corporation
Assistant Director
Dated: ____________________________

GREGG M. SCHWIND
Trial Attorney
Commercial Litigation Branch
Civil Division
Department of Justice
1100 L Street, N.W.
Attn: Classification Unit
8th Floor
Washington, D.C. 20530
Tel. (202) 353-2345
Fax (202) 514-7969

Counsel for Defendant-Appellant
United States of America

Dated: ____________________________

2